Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2025 RESULTS

Lake Forest, IL, April 22, 2025 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2025 net income of $204 million, or $2.26 per share, and net income of $208 million, or $2.31 per share, excluding special items. First quarter net sales were $2.1 billion in 2025 and $2.0 billion in 2024.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2025	2024	Change
Reported Diluted EPS	$2.26	$1.63	$0.63
Special Items Expense (1)	0.05	0.09	(0.04)
Diluted EPS excluding Special Items (2)	$2.31	$1.72	$0.59

(1) For descriptions and amounts of our special items, see the schedules with this release.

(2) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2025 include special items primarily for closure costs related to corrugated products facilities.

Excluding special items, the $.59 per share increase in first quarter 2025 earnings compared to the first quarter of 2024 was driven primarily by higher prices and mix $.78 and volume $.27 in the Packaging segment, higher prices and mix in the Paper segment $.01, lower freight and logistics expenses $.01, and lower scheduled outage costs $.01. These items were partially offset by higher operating costs ($.37), lower volume in the Paper segment ($.02), higher depreciation and other expenses ($.03), higher tax rate ($.04), and higher interest expense ($.03).

Results were $.10 above first quarter guidance of $2.21 per share primarily due to higher prices and mix in the Packaging segment.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2025	2024
Segment operating income (loss)
Packaging	$278.1	$203.8
Paper	35.6	29.7
Corporate and Other	(33.4)	(37.5)
	$280.3	$196.0

Segment operating income (loss) excluding special items (1)
Packaging	$284.0	$207.7
Paper	35.6	36.1
Corporate and Other	(33.4)	(37.5)
	$286.2	$206.3

EBITDA excluding special items (1)
Packaging	$409.3	$326.2
Paper	40.2	40.6
Corporate and Other	(28.4)	(33.6)
	$421.1	$333.2

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the Packaging segment, total corrugated products shipments and shipments per day were up 2.5% compared to the first quarter of 2024. Containerboard production was 1,250,000 tons, and containerboard inventory was up 75,000 tons from the first quarter of 2024 and down 3,000 tons compared to the fourth quarter of 2024. In the Paper segment, sales volume was down 7% from the first quarter of 2024 and up 2% compared to the fourth quarter of 2024.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “A new first quarter revenue record was achieved to begin the new year. In the Packaging segment we had excellent implementation of our previously announced price increases and, although we began to see some pullback in the middle of the quarter related to the uncertainty created by global trade tensions, box demand was solid and exceeded a very strong comparative period in last year’s first quarter. Outstanding operational performance and scheduled outage execution at our mills delivered record first quarter containerboard production to meet this demand, and we ended the quarter at targeted inventory levels. Our Paper segment continued to achieve impressive margins with both volume and prices slightly above original estimates. Across the Company, continued emphasis on operational efficiency, cost reduction initiatives, and capital project execution helped minimize the persistent inflation we see throughout most of our cost structure.”

“Looking ahead as we move from the first and into the second quarter,” Mr. Kowlzan added, “as always, our attention will remain on what we can control. Our North American focus together with our balance sheet strength, well-capitalized mills and plants, commitment to strategic goals, and proven ability to respond quickly and effectively to external factors will serve us well during this period of economic uncertainty. We anticipate continued ambiguity relative to domestic and foreign tariff actions and their effect on global trade and our demand trends. Therefore, we have made certain assumptions in our guidance to recognize potential negative impacts to volume and costs from this uncertainty. In the Packaging segment, we expect domestic prices to improve with continued implementation of our price increases, along with fairly flat export prices. Although we see box shipments improving, operating costs will be negatively impacted due to lower containerboard volume as we run our operations to match demand assumptions. We have also adjusted our planned maintenance outage schedule and pulled up an outage that was scheduled for later in the year resulting in higher second quarter costs than what we had provided previously. In the Paper segment, implementation of the higher published index prices from the first quarter will continue, although volume will be lower with the planned maintenance outage at our International Falls, MN mill. Rail contract rate increases at six of our mills during the first and second quarters will result in higher freight and logistics expenses, and depreciation expense is assumed to be higher as well. Considering these items, we expect second quarter earnings of $2.41 per share.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect any significant special items during the second quarter; however, additional special items may arise due to second quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 85 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2025 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Wednesday, April 23, 2025 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10195046/fe1a151bf0
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	April 23, 2025 through May 7, 2025

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 4321410

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2025		2024
Net sales	$2,141.0		$1,979.5
Cost of sales	(1,686.3)	(1)	(1,609.1)	(2)
Gross profit	454.7		370.4
Selling, general, and administrative expenses	(161.4)		(151.9)
Other expense, net	(13.0)	(1)	(22.5)	(2)
Income from operations	280.3		196.0
Non-operating pension income	—		1.1
Interest expense, net	(12.9)		(9.6)
Income before taxes	267.4		187.5
Provision for income taxes	(63.6)		(40.6)
Net income	$203.8		$146.9

Earnings per share:
Basic	$2.27		$1.64
Diluted	$2.26		$1.63

Computation of diluted earnings per share under the two class method:
Net income	$203.8	$146.9
Less: Distributed and undistributed income available to participating securities	(1.4)	(1.0)
Net income attributable to PCA shareholders	$202.4	$145.9
Diluted weighted average shares outstanding	89.6	89.4
Diluted earnings per share	$2.26	$1.63

Supplemental financial information:
Capital spending	$148.1	$76.7
Cash, cash equivalents, and marketable debt securities	$914.4	$1,253.2

(1)
The three months ended March 31, 2025 include $5.9 million of charges consisting of closure costs related to corrugated products facilities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

(2)
The three months ended March 31, 2024 include the following:

a.
$10.4 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.1 million of income primarily related to a favorable lease buyout for a closed corrugated products facility, partially offset by closure costs related to corrugated products facilities and design centers. These items were recorded in “Other expense, net.”

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Segment sales
Packaging	$1,970.3	$1,798.3
Paper	154.2	163.8
Corporate and Other	16.5	17.4
	$2,141.0	$1,979.5

Segment operating income (loss)
Packaging	$278.1	$203.8
Paper	35.6	29.7
Corporate and Other	(33.4)	(37.5)
Income from operations	280.3	196.0
Non-operating pension income	—	1.1
Interest expense, net	(12.9)	(9.6)
Income before taxes	$267.4	$187.5

Segment operating income (loss) excluding special items (1)
Packaging	$284.0	$207.7
Paper	35.6	36.1
Corporate and Other	(33.4)	(37.5)
	$286.2	$206.3

EBITDA excluding special items (1)
Packaging	$409.3	$326.2
Paper	40.2	40.6
Corporate and Other	(28.4)	(33.6)
	$421.1	$333.2

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2025	2024
Packaging
Segment operating income	$278.1	$203.8
Facilities closure and other costs (income)	5.9	(0.1)
Jackson mill conversion-related activities	—	4.0
Segment operating income excluding special items (1)	$284.0	$207.7

Paper
Segment operating income	$35.6	$29.7
Jackson mill conversion-related activities	—	6.4
Segment operating income excluding special items (1)	$35.6	$36.1

Corporate and Other
Segment operating loss	$(33.4)	$(37.5)
Segment operating loss excluding special items (1)	$(33.4)	$(37.5)

Income from operations	$280.3	$196.0

Income from operations, excluding special items (1)	$286.2	$206.3

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2025				2024
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$267.4	$(63.6)	$203.8	$2.26	$187.5	$(40.6)	$146.9	$1.63
Special items (2):
Facilities closure and other costs (income)	5.9	(1.5)	4.4	0.05	(0.1)	—	(0.1)	—
Jackson mill conversion-related activities	—	—	—	—	10.4	(2.6)	7.8	0.09
Total special items	5.9	(1.5)	4.4	0.05	10.3	(2.6)	7.7	0.09
Excluding special items	$273.3	$(65.1)	$208.2	$2.31	$197.8	$(43.2)	$154.6	$1.72

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2025	2024
Net income	$203.8	$146.9
Non-operating pension income	—	(1.1)
Interest expense, net	12.9	9.6
Provision for income taxes	63.6	40.6
Depreciation, amortization, and depletion	138.0	128.4
EBITDA (1)	$418.3	$324.4
Special items:
Facilities closure and other costs (income)	2.8	(0.1)
Jackson mill conversion-related activities	—	8.9
EBITDA excluding special items (1)	$421.1	$333.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended
	March 31,
	2025	2024
Packaging
Segment operating income	$278.1	$203.8
Depreciation, amortization, and depletion	128.4	118.5
EBITDA (1)	406.5	322.3
Facilities closure and other costs (income)	2.8	(0.1)
Jackson mill conversion-related activities	—	4.0
EBITDA excluding special items (1)	$409.3	$326.2

Paper
Segment operating income	$35.6	$29.7
Depreciation, amortization, and depletion	4.6	6.0
EBITDA (1)	40.2	35.7
Jackson mill conversion-related activities	—	4.9
EBITDA excluding special items (1)	$40.2	$40.6

Corporate and Other
Segment operating loss	$(33.4)	$(37.5)
Depreciation, amortization, and depletion	5.0	3.9
EBITDA (1)	(28.4)	(33.6)
EBITDA excluding special items (1)	$(28.4)	$(33.6)

EBITDA excluding special items (1)	$421.1	$333.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.